As filed with the Securities and Exchange Commission on March 5, 2015

Registration No. 333-127961

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-127961

UNDER

THE SECURITIES ACT OF 1933

ATLAS PIPELINE PARTNERS, L.P.

And Other Registrants*

(See Table of additional registrants below)

(Exact name of registrant as specified in its charter)

Delaware	23-3011077
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Louisiana, Suite 4300

Houston, Texas 77002

(713) 584-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Name, address, including zip code, and telephone number, including area code, of agent for service:	Copy of communications to:

Joe Bob Perkins Chief Executive Officer Atlas Pipeline Partners GP, LLC 1000 Louisiana, Suite 4300 Houston, Texas 77002 (713) 584-1000	Christopher Collins Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Atlas Pipeline Operating Partnership, L.P.	Delaware	23-3015646
Atlas Pipeline Mid-Continent LLC	Delaware	37-1492980

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to Registration No. 333-127961, filed by Atlas Pipeline Partners, L.P., a Delaware limited partnership (“Atlas Pipeline”), on Form S-3 on August 30, 2005, pertaining to $500,000,000 in aggregate amount of common units representing limited partner interests in Atlas Pipeline, subordinated units, debt securities, guarantees of debt securities and warrants in Atlas Pipeline.

On February 27, 2015, Atlas Pipeline was acquired by Targa Resources Partners LP (“TRP”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), by and among Targa Resources Corp., TRP, Targa Resources GP LLC, Trident MLP Merger Sub LLC, a subsidiary of TRP (“Merger Sub”), Atlas Energy, L.P., Atlas Pipeline and Atlas Pipeline Partners GP, LLC. Pursuant to the Merger Agreement, Merger Sub merged with and into Atlas Pipeline, with Atlas Pipeline continuing as the surviving entity and a subsidiary of TRP.

As a result of the completion of the transactions contemplated by the Merger Agreement, Atlas Pipeline has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by Atlas Pipeline in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, Atlas Pipeline hereby removes from registration all of such securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on this 5th day of March, 2015.

ATLAS PIPELINE PARTNERS, L.P.

By:	ATLAS PIPELINE PARTNERS GP, LLC,
its General Partner

	By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich, III
Chief Financial Officer and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, these Registration Statements have been signed below by the following persons on behalf of the registrant and in the capacities indicated on March 5, 2015.

SIGNATURE	TITLE	DATE

/s/ Joe Bob Perkins	Chief Executive Officer and Director of the General Partner	March 5, 2015
Joe Bob Perkins	(Principal Executive Officer)

/s/ Robert W. Karlovich III	Chief Financial Officer and Chief Accounting Officer	March 5, 2015
Robert W. Karlovich III	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey J. McParland	Director of the General Partner	March 5, 2015
Jeffrey J. McParland

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.

By:	ATLAS PIPELINE PARTNERS GP, LLC,
its General Partner

	By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich, III
Chief Financial Officer

ATLAS PIPELINE MID-CONTINENT LLC

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

	By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich, III
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, these Registration Statements have been signed below by the following persons on behalf of the registrant and in the capacities indicated on March 5, 2015.

SIGNATURE	TITLE	DATE

/s/ Joe Bob Perkins	Chief Executive Officer and Director of the General Partner	March 5, 2015
Joe Bob Perkins	(Principal Executive Officer)

/s/ Robert W. Karlovich III	Chief Financial Officer	March 5, 2015
Robert W. Karlovich III	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey J. McParland	Director of the General Partner	March 5, 2015
Jeffrey J. McParland